UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2008

ADM TRONICS UNLIMITED, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-17629	22-1896032

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224-S Pegasus Avenue, Northvale, New Jersey 07647

(Address of principal executive offices) (Zip Code)

(201) 767-6040

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01 REGULATION FD DISCLOSURE.

          On May 20, 2008, ADM Tronics Unlimited, Inc. (the “Company”) mailed to its shareholders a letter (the “Letter to Shareholders”) from Thomas Kistler, Director-Sales and Marketing of the Company, which provides an update with respect to the Company’s launch of its Aqua-Based TechnologiesTM division. A copy of the Letter to Shareholders is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the information in the Letter to Shareholders attached hereto as Exhibit 99.1.

          In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K under Item 7.01, including, without limitation, Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

          This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit 99.1 - Letter to Shareholders of ADM Tronics Unlimited, Inc., dated May 20, 2008.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADM Tronics Unlimited, Inc.

By:	/s/ Andre’ DiMino

Name:	Andre’ DiMino
Title:	President

Dated: May 20, 2008

Exhibit 99.1

[Letter to Shareholders]

May 20, 2008	ADMT- A “Green” Company

Dear Shareholder,

I would like to take this opportunity to introduce myself and update you on the progress we are making with respect to our “green”, environmentally-safe, water-based chemical technologies. During the past 12 months I have been working closely with our President Andre’ DiMino to identify markets, re-brand our products and launch our new division Aqua Based Technologies ™. (www.aquabased.com)

In this short period we have endeavored to increase our presence in the marketplace. We believe these efforts will translate into increased sales for our four core product lines: coatings, adhesives, primers and additives. Moving forward, our plan is to continue to establish our products in the marketplace and become a leading supplier to the food and medical packaging, graphic arts, wall covering and converting industries.

Marketing Highlights

•	Websites: We have created new, attractive and informative websites. Please be sure to visit them at: admtronics.com, aquabased.com and pros-aide.com

•

Advertising: We have launched a new and dynamic advertising program which should help us gain access to the market and help grow our company. Concentrated efforts include: trade publication advertising, postcards and direct mail, brochures, press releases, trade shows, website SEO and internet advertising.

The right products at the right time

We are excited about the popularity of advanced water-based technology in today’s marketplace, especially with the market’s growing interest in “green” products. This continued movement will give ADMT the ability to grow and prosper both now and in the future.

Thank you for your continued support and interest in ADMT. Please feel free to drop me a line with any questions or comments you may have.

Best Regards,

Thomas Kistler
Director, Sales & Marketing

cc: Andre’ DiMino

224 Pegasus Avenue Northvale NJ 07647 USA tel. 201.767.6040 fax.201.784.0620 www.admtronics.com